Exhibit 4.1

SHAREHOLDERS’ AGREEMENT

BY AND AMONG

NEW FORTRESS ENERGY LLC

AND

NEW FORTRESS ENERGY HOLDINGS LLC

Dated as of February 4, 2019

TABLE OF CONTENTS

		Page
	Article I

	DEFINITIONS

Section 1.1	Certain Defined Terms	1
Section 1.2	Construction	6

	Article II

	TRANSFER

Section 2.1	Binding Effect on Transferees	6
Section 2.2	Additional Purchases	7
Section 2.3	Charter Provisions	7
Section 2.4	Legend	7

	Article III

	BOARD OF DIRECTORS

Section 3.1	Board	7
Section 3.2	Committees	9

	Article IV

	REGISTRATION RIGHTS

Section 4.1	Demand Registration	10
Section 4.2	Piggyback Registrations	12
Section 4.3	Shelf Registration	13
Section 4.4	Withdrawal Rights	15
Section 4.5	Registration Procedures	16
Section 4.6	Registration Expenses	21
Section 4.7	10b5-1 Plans	22

	Article V

	ASSISTANCE IN THE SALE OF THE INITIAL SHAREHOLDER’S SHARES

Section 5.1	Share Sale	22
Section 5.2	Further Assurances	23
Section 5.3	Expenses	23

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SHAREHOLDERS’ AGREEMENT

THIS SHAREHOLDERS’ AGREEMENT (this “Agreement”) is made as of February 4, 2019, by and between New Fortress Energy Holdings LLC, a Delaware limited liability company (the “Initial Shareholder”) and New Fortress Energy LLC, a Delaware limited liability company (the “Company”).  Unless otherwise indicated, references to articles and sections shall be to articles and sections of this Agreement.

WHEREAS, the Initial Shareholder is a holder of Class B Shares (as hereinafter defined); and

WHEREAS, the Company has agreed to provide the registration rights and other rights set forth herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1           Certain Defined Terms. For purposes of this Agreement, the following terms shall have the following meanings:

(a)          “Actions” shall have the meaning assigned to it in Section 6.1.

(b)          “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act; provided that no Shareholder shall be deemed an Affiliate of any other Shareholder solely by reason of any investment in the Company.

(c)          “Agreement” shall have the meaning assigned to it in the preamble.

(d)          A Person shall be deemed to “Beneficially Own” securities if such Person is deemed to be a “beneficial owner” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of this Agreement; provided that, other than with respect to Section 7.3 hereof, if a Person Beneficially Owns Units such person shall also be deemed to Beneficially Own any Class A Shares that are the subject of any conversion rights relating to such Units.

(e)          “Block Trade Offering” shall mean an Underwritten Offering demanded by one or more Requesting Shareholders that is a no-roadshow “block trade” take-down off of a Shelf Registration Statement where pricing is expected to occur no later than the fifth business day after such demand is made. For the avoidance of doubt, management’s participation in one or more conference calls with potential investors shall not constitute a roadshow.

(f)          “Board” shall mean the board of directors of the Company.

(g)          “Class A Shares” shall mean a share in the Company designated as a “Class A Share.”

(h)          “Class B Shares” shall mean a share in the Company designated as a “Class B Share.”

(i)          “Commission” shall mean the United States Securities and Exchange Commission or any successor agency.

(j)          “Common Shares” shall mean the Company’s Class A Shares and Class B Shares, and any and all securities of any kind whatsoever of the Company which may be issued and outstanding on or after the date hereof in respect of, in exchange for, or upon conversion of Common Shares pursuant to a merger, consolidation, share split, share dividend, recapitalization of the Company or otherwise.

(k)          “Company” shall have the meaning assigned to it in preamble.

(l)          “Company Securities” shall mean (i) any Common Shares and (ii) any other securities of the Company entitled to vote generally in the election of directors of the Company.

(m)          “Demand” shall have the meaning assigned to it in Section 4.1(a).

(n)          “Demand Registration” shall have the meaning assigned to it in Section 4.1(a).

(o)          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(p)          “Filings” shall mean annual, quarterly and current reports and other documents filed or furnished by the Company or any Subsidiary of the Company under the Exchange Act; annual reports to shareholders, annual and quarterly statutory statements of the Company or any Subsidiary of the Company; and any registration statements, prospectuses documents filed or furnished by the Company or any of its Subsidiaries under the Securities Act (other than any registration statement, any Issuer Free Writing Prospectus, any prospectus or preliminary prospectus or any amendment thereof or supplement thereto to the extent that Section 6.2 of this Agreement applies).

(q)          “FINRA” shall mean the Financial Industry Regulatory Authority.

(r)           “Form S-3” shall have the meaning assigned to it in Section 4.3(a).

(s)          “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405 under the Securities Act.

(t)          “Governmental Entity” shall mean any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign, and any subdivision thereof.

(u)          “Initial Public Offering” shall mean the initial public offering of Class A Shares pursuant to an effective registration statement under the Securities Act.

(v)          “Initial Shareholder” shall have the meaning assigned to it in preamble. For purposes of Article III, “Initial Shareholder” shall also mean any Person or Persons designated in writing as the Initial Shareholder by the Initial Shareholder.

(w)          “Inspectors” shall have the meaning assigned to it in Section 4.5(a)(viii).

(x)          “IPO Underwriting Agreement” shall mean the underwriting agreement, dated January 30, 2019, between the Company and the underwriters named therein.

(y)          “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433 under the Securities Act.

(z)          “Losses” shall have the meaning assigned to it in Section 6.1.

(aa)         “Necessary Action” shall mean, with respect to a specified result, all actions (to the extent such actions are permitted by applicable law and, in the case of any action by the Company that requires a vote or other action on the part of the Board, to the extent such action is consistent with the fiduciary duties that the Company’s directors have in such capacity) necessary to cause such result, including (a) voting or providing a written consent or proxy with respect to Class A Shares or Class B Shares, (b) causing the adoption of shareholders’ resolutions and amendments to the organizational documents of the Company, (c) causing members of the Board (to the extent such members were designated by the Person obligated to undertake the Necessary Action) to act (subject to any applicable fiduciary duties) in a certain manner or causing them to be removed in the event they do not act in such a manner, (d) executing agreements and instruments and (e) making or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

(bb)        “Offering Expenses” shall have the meaning assigned to it in Section 4.6(a).

(cc)         “Operating Agreement” shall mean the First Amended and Restated Limited Liability Company Agreement of the Company, dated February 4, 2019, as may be amended and/or restated from time to time.

(dd)        “Other Demanding Sellers” shall have the meaning assigned to it in Section 4.2(b).

(ee)         “Other Proposed Sellers” shall have the meaning assigned to it in Section 4.2(b).

(ff)          “Permitted Transferee” shall mean, with respect to each Shareholder, (i) any other Shareholder, (ii) such Shareholder’s Affiliates, (iii) in the case of any Shareholder, (A) any member or general or limited partner of such Shareholder (including any member of the Initial Shareholder), (B) any corporation, partnership, limited liability company or other entity that is an Affiliate of such Shareholder or any member, general or limited partner of such Shareholder (collectively, “Shareholder Affiliates”), (C) any investment funds managed directly or indirectly by such Shareholder or any Shareholder Affiliate (a “Shareholder Fund”), (D) any general or limited partner of any Shareholder Fund, (E) any managing director, general partner, director, limited partner, officer or employee of any Shareholder Affiliate, or any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing persons described in this clause (E) (collectively, “Shareholder Associates”) or (F) any trust, the beneficiaries of which, or any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which, consist solely of any one or more of such Shareholder, any general or limited partner of such Shareholder, any Shareholder Affiliates, any Shareholder Fund, any Shareholder Associates, their spouses or their lineal descendants and (iv) any other Person that acquires Common Shares from such Shareholder other than pursuant to a Public Offering and that agrees to become party to or be bound by this Agreement.

(gg)        “Person” shall mean any individual, firm, corporation, partnership, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

(hh)        “Piggyback Notice” shall have the meaning assigned to it in Section 4.2(a).

(ii)           “Piggyback Registration” shall have the meaning assigned to it in Section 4.2(a).

(jj)          “Piggyback Seller” shall have the meaning assigned to it in Section 4.2(a).

(kk)          “Public Offering” shall mean an offering of equity securities of the Company pursuant to an effective registration statement under the Securities Act, including an offering in which Shareholders are entitled to sell Class A Shares pursuant to the terms of this Agreement.

(ll)           “Records” shall have the meaning assigned to it in Section 4.5(a)(viii).

(mm)       “Registrable Amount” shall mean a number of Common Shares equal to or greater than 1% of the Common Shares issued and outstanding immediately after the consummation of the Initial Public Offering.

(nn)          “Registrable Securities” shall mean any Class A Shares currently owned or hereafter acquired by any Shareholder, including any Class A Shares that may be delivered in exchange for Units. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (x) a registration statement registering such securities under the Securities Act has been declared effective and such securities have been sold or otherwise transferred by the holder thereof pursuant to such effective registration statement or (y) such securities are sold in accordance with Rule 144 (or any successor provision) promulgated under the Securities Act.

(oo)          “Registration Expenses” shall have the meaning assigned to it in Section 4.6(a).

(pp)          “Requesting Shareholder” shall have the meaning assigned to it in Section 4.1(a).

(qq)          “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(rr)          “Shareholders” shall mean (i) the Initial Shareholder, (ii) Wesley R. Edens, (iii) Randal A. Nardone and (iv) each Permitted Transferee who becomes a party to or bound by the provisions of this Agreement in accordance with the terms hereof or a Permitted Transferee thereof who is entitled to enforce the provisions of this Agreement in accordance with the terms hereof, in each case to the extent that such Shareholder and its Permitted Transferees, together, hold of record or Beneficially Own at least a Registrable Amount.

(ss)          “Selling Holders” shall have the meaning assigned to it in Section 4.5(a)(i).

(tt)           “Shelf Notice” shall have the meaning assigned to it in Section 4.3(a).

(uu)          “Shelf Registration Effectiveness Period” shall have the meaning assigned to it in Section 4.3(c).

(vv)          “Shelf Registration Statement” shall have the meaning assigned to it in Section 4.3(a).

(ww)          “Shelf Underwritten Offering” shall have the meaning assigned to it in Section 4.3(f).

(xx)            “Subsidiary” shall mean with respect to any Person (i) a corporation, fifty percent (50%) or more of the voting or capital stock of which is, as of the time in question, directly or indirectly owned by such Person, (ii) any other partnership, joint venture, association, joint stock company, trust, unincorporated organization or other entity in which such Person, directly or indirectly, owns fifty percent (50%) or more of the equity economic interest thereof or has the power to elect or direct the election of fifty percent (50%) or more of the members of the governing body of such entity or otherwise has control over such entity (e.g., as the managing partner of a partnership), or (iii) which would be considered subsidiaries of such Person within the meaning of Regulation S-K or Regulation S-X.

(yy)          “Suspension Period” shall have the meaning assigned to it in Section 4.3(d).

(zz)        “Underwritten Offering” shall mean a sale of securities of the Company to an underwriter or underwriters for reoffering to the public, including any bought deal, Block Trade Offering or other block sale to a financial institution conducted as an underwritten offering to the public.

(aaa)     “Units” shall mean units in New Fortress Intermediate LLC, a Delaware limited liability company.

(bbb)    “Voting Power of the Company” shall mean the voting power of the then issued and outstanding shares of the Company entitled to vote in the election of directors of the Company.

(ccc)     “WKSI” shall mean a well-known seasoned issuer, as defined in Rule 405 under the Securities Act.

(ddd)    “WKSI Shelf Registration Statement” shall mean an automatic shelf registration statement, as defined in Rule 405 under the Securities Act.

Section 1.2          Construction. For the purposes of this Agreement (i) words (including capitalized terms defined herein) in the singular shall be held to include the plural and vice versa and words (including capitalized terms defined herein) of one gender shall be held to include the other gender as the context requires, (ii) the terms “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to Articles and Sections of this Agreement, unless otherwise specified, (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” (iv) all references to any period of days shall be deemed to be to the relevant number of calendar days unless otherwise specified, and (v) all references herein to “$” or dollars shall refer to United States dollars, unless otherwise specified.

ARTICLE II

TRANSFER

Section 2.1          Binding Effect on Transferees. A Permitted Transferee shall become a Shareholder hereunder, without any further action by the Company, following a transfer by a Shareholder of Company Securities to such Permitted Transferee upon the execution by such Permitted Transferee of a joinder providing that such Person shall be bound by and shall fully comply with the terms of this Agreement (including the provisions of Article IV with respect to the Company Securities being transferred to such transferee). Notwithstanding the foregoing, a Permitted Transferee who is (i) a member of the Initial Shareholder and (ii) has, or will have (in each case, whether individually or together with its Affiliates), the right to acquire Units from the Initial Shareholder that may be delivered in exchange for Class A Shares representing a Registerable Amount, may, without any further action by the Company, become a Shareholder hereunder upon the execution by such Permitted Transferee of a joinder providing that such Person shall be bound by and shall fully comply with the terms of this Agreement (including the provisions of Article IV with respect to the Company Securities being transferred to such transferee) regardless of whether Company Securities are transferred by the Initial Shareholder to such Permitted Transferee.

Section 2.2          Additional Purchases. Any Company Securities owned by a Shareholder on or after the date of this Agreement shall have the benefit of and be subject to the terms and conditions of this Agreement.

Section 2.3          Charter Provisions. The parties hereto shall use their respective reasonable efforts (including voting or causing to be voted all of the Company Securities held of record by such party or Beneficially Owned by such party by virtue of having voting power over such Company Securities) so as to cause no amendment to be made to the Operating Agreement as in effect as of the date of this Agreement in a manner that would (a) add restrictions to the transferability of the Company Securities by any Shareholder or their Permitted Transferees who remain a “Shareholder” (as such term is used herein) at the time of such an amendment, which restrictions are beyond those then provided for in the Operating Agreement, this Agreement or applicable securities laws or (b) nullify any of the rights of any Shareholder or their Permitted Transferees who remain a “Shareholder” (as such term is used herein) at the time of such amendment, which rights are explicitly provided for in this Agreement, unless, in each such case, such amendment shall have been approved by such Shareholder.

Section 2.4          Legend. Any certificate representing Company Securities issued to a Shareholder shall be stamped or otherwise imprinted with a legend in substantially the following form:

“The shares represented by this certificate are subject to the provisions contained in the Shareholders’ Agreement, dated as of February 4, 2019, by and among New Fortress Energy LLC and the certain shareholders of New Fortress Energy Holdings LLC described therein.”

The Company shall make customary arrangements to cause any Company Securities issued in uncertificated form to be identified on the books of the Company in a substantially similar manner.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1          Board.

(a)          For so long as this Agreement is in effect, the Company and each Shareholder shall take all reasonable actions within their respective control (including voting or causing to be voted all of the Company Securities held of record by such Shareholder or Beneficially Owned by such Shareholder by virtue of having voting power over such Company Securities, and, with respect to the Company, as provided in Sections 3.1(c) and (d)) so as to cause to be elected to the Board, and to cause to continue in office, not more than eight directors (or such other number of directors as the Initial Shareholder may agree to in writing), at any given time:

(i)          a number of directors equal to a majority of the Board, plus one director, shall be individuals designated by the Initial Shareholder, for so long as the Shareholders, together, have Beneficial Ownership of at least 30% of the Voting Power of the Company;

(ii)          a number of directors equal to a majority of the Board, minus one director, shall be individuals designated by the Initial Shareholder, for so long as the Shareholders, together, have Beneficial Ownership of less than 30% but at least 20% of the Voting Power of the Company, provided that if the Board consists of six or fewer directors, then the Initial Shareholder shall have the right to designate a number of directors equal to three directors;

(iii)          a number of directors (rounded up to the nearest whole number) that would be required to maintain the Initial Shareholder’s proportional representation on the Board shall be individuals designated by the Initial Shareholder, for so long as the Shareholders, together, have Beneficial Ownership of less than 20% but at least 10% of the Voting Power of the Company, provided that if the Board consists of six or fewer directors, then the Initial Shareholder shall have the right to designate a number of directors equal to two directors; and

(iv)          a number of directors (rounded up to the nearest whole number) that would be required to maintain the Initial Shareholder’s proportional representation on the Board shall be individuals designated by the Initial Shareholder, for so long as the Shareholders, together, have Beneficial Ownership of less than 10% but at least 5% of the Voting Power of the Company, provided that if the Board consists of six or fewer directors, then the Initial Shareholder shall have the right to designate a number of directors equal to one director.

(b)          So long as the Initial Shareholder is entitled to designate one or more nominees pursuant to Section 3.1(a), the Initial Shareholder will have the right to remove any director previously designated by it to the Board (with or without cause), from time to time and at any time, from the Board, exercisable upon written notice to the Company, and the Company will take all Necessary Action to cause such removal within seven days of receipt of such notice.

(c)          If the Initial Shareholder notifies the Shareholders of its desire to remove, with or without cause, any director previously designated by it, the Shareholders shall vote or cause to be voted all of the shares of Company Securities held of record by such Shareholders or Beneficially Owned by such Shareholders by virtue of having voting power over such Company Securities and take all other reasonable actions within its control to cause the removal of such director.

(d)          The Company agrees to include in the slate of nominees recommended by the Board those persons designated by the Initial Shareholder in accordance with Section 3.1(a) and to use its reasonable best efforts to cause the election of each such designee to the Board, including nominating such designees to be elected as directors, in each case subject to applicable law.

(e)         In the event that a vacancy is created at any time by the death, disability, retirement, resignation or removal of any director who is designated by the Initial Shareholder in accordance with Section 3.1(a), the Company agrees to take at any time and from time to time all actions necessary to cause the vacancy created thereby to be filled as promptly as practicable by a new designee of the Initial Shareholder. In the event that the size of the Board is expanded to more than eight directors, the Company agrees to take at any time and from time to time all actions necessary to cause the Board to continue to have the number of the Initial Shareholder’s designees that corresponds to the requirements of Section 3.1(a).

(f)          In the event that at any time the number of directors entitled to be designated by Initial Shareholder pursuant to Section 3.1(a) decreases, the Initial Shareholder and its Permitted Transferee shall take reasonable actions to cause a sufficient number of designated directors to resign from the Board at or prior to the end of such designated director’s term such that the number of designated directors after such resignation(s) equals the number of directors the Initial Shareholder would have been entitled to designate pursuant to Section 3.1(a). Any vacancies created by such resignation may remain vacant until the next annual meeting of Shareholders or filled by a majority vote of the Board. Notwithstanding the foregoing, such designated director(s) need not resign from the Board at or prior to the end of such director’s term if the Company’s nominating committee recommends the nomination of such director(s) for election at the next annual meeting coinciding with the end of such director’s term, or otherwise (and for the avoidance of doubt, such director shall no longer be considered a designee of the Initial Shareholder).

Section 3.2          Committees. For so long as this Agreement is in effect, the Company shall take all reasonable actions within its control at any given time so as to cause to be appointed to any committee of the Board a number of directors designated by the Initial Shareholder that is up to the number of directors that is proportionate (rounding up to the next whole director) to the representation that the Initial Shareholder is entitled to designate to the Board under this Agreement, to the extent such directors are permitted to serve on such committees under the applicable rules of the Commission and the Nasdaq Global Select Market (“NASDAQ”) or by any other applicable stock exchange. It is understood by the parties hereto that the Initial Shareholder shall not be required to have its directors represented on any committee and any failure to exercise such right in this section in a prior period shall not constitute any waiver of such right in a subsequent period.

ARTICLE IV

REGISTRATION RIGHTS

Section 4.1          Demand Registration.

(a)         At any time after the date that is 180 days after the date hereof (or such earlier date (i) as would permit the Company to cause any filings required hereunder to be filed on the 180th day after the date hereof or (ii) as is permitted by waiver under the IPO Underwriting Agreement), any Person that is a Shareholder (a “Requesting Shareholder”) on the date a Demand is made shall be entitled to make a written request of the Company (a “Demand”) for registration under the Securities Act of a number of Registrable Securities that, when taken together with the number of Registrable Securities requested to be registered under the Securities Act by such Requesting Shareholder’s Affiliates, equals or is greater than the Registrable Amount and thereupon the Company will, subject to the terms of this Agreement, use its commercially reasonable efforts to effect the registration (a “Demand Registration”) as promptly as practicable under the Securities Act of:

(i)          the Registrable Securities which the Company has been so requested to register by the Requesting Shareholders for disposition in accordance with the intended method of disposition stated in such Demand, which may be an Underwritten Offering;

(ii)          all other Registrable Securities which the Company has been requested to register pursuant to Section 4.1(b); and

(iii)          all Class A Shares which the Company may elect to register in connection with any offering of Registrable Securities pursuant to this Section 4.1, but subject to Section 4.1(f);

all to the extent necessary to permit the disposition (in accordance with the intended methods thereof) of the Registrable Securities and the additional Class A Shares, if any, to be so registered.

(b)         A Demand shall specify: (i) the aggregate number of Registrable Securities requested to be registered in such Demand Registration, (ii) the intended method of disposition in connection with such Demand Registration, to the extent then known, and (iii) the identity of the Requesting Shareholder (or Requesting Shareholders). Within five days after receipt of a Demand, the Company shall give written notice of such Demand to any other Person that on the date a Demand is delivered to the Company is a Shareholder. Subject to Section 4.1(f), the Company shall include in the Demand Registration covered by such Demand all Registrable Securities with respect to which the Company has received a written request for inclusion therein. Such written request shall comply with the requirements of a Demand as set forth in this Section 4.1(b).

(c)          Each Shareholder shall be entitled to an unlimited number of Demand Registrations until such time as the Shareholders, together, Beneficially Own less than a Registrable Amount.

(d)          Demand Registrations shall be on such registration form of the Commission for which the Company is eligible as shall be selected by the Requesting Shareholders whose shares represent a majority of the Registrable Securities that the Company has been requested to register, including, to the extent permissible, a WKSI Shelf Registration Statement or an existing effective registration statement filed by the Company with the Commission, and shall be reasonably acceptable to the Company.

(e)           The Company shall not be obligated to effect any Demand Registration (A) within one month of a “firm commitment” Underwritten Offering in which all Shareholders were given “piggyback” rights pursuant to Section 4.2 (subject to Section 4.1(f)) and provided that at least 50% of the number of Registrable Securities requested by such Shareholders to be included in such Demand Registration were included) or (B) within one month of any other Underwritten Offering pursuant to Section 4.3(e). In addition, the Company shall be entitled to postpone (upon written notice to all Shareholders) for a reasonable period of time not to exceed 60 days in succession the filing or the effectiveness of a registration statement for any Demand Registration (but no more than twice, or for more than 90 days in the aggregate, in any period of 12 consecutive months) if the Board determines in good faith and in its reasonable judgment that the filing or effectiveness of the registration statement relating to such Demand Registration would cause the disclosure of material, non-public information that the Company has a bona fide business purpose for preserving as confidential. In the event of a postponement by the Company of the filing or effectiveness of a registration statement for a Demand Registration, (i) the holders of a majority of Registrable Securities held by the Requesting Shareholder(s) shall have the right to withdraw such Demand in accordance with Section 4.4 and (ii) the Company shall not file or cause the effectiveness of any other registration statement for its own account or on behalf of any other Shareholders.

(f)           The Company shall not include any securities other than Registrable Securities in a Demand Registration, except with the written consent of Shareholders participating in such Demand Registration that hold a majority of the Registrable Securities included in such Demand Registration. If, in connection with a Demand Registration, any managing underwriter (or, if such Demand Registration is not an Underwritten Offering, a nationally recognized investment bank engaged in connection with such Demand Registration) advises the Company, that, in its opinion, the inclusion of all of the securities, including securities of the Company that are not Registrable Securities, sought to be registered in connection with such Demand Registration would adversely affect the marketability of the Registrable Securities sought to be sold pursuant thereto, then the Company shall include in such registration statement only such securities as the Company is advised by such underwriter or investment bank can be sold without such adverse effect as follows and in the following order of priority: (i) first, up to the number of Registrable Securities requested to be included in such Demand Registration by the Shareholders, which, in the opinion of the underwriter can be sold without adversely affecting the marketability of the offering, pro rata among such Shareholders requesting such Demand Registration on the basis of the number of such securities held by such Shareholders; (ii) second, securities the Company proposes to sell; and (iii) third, all other securities of the Company duly requested to be included in such registration statement, pro rata on the basis of the number of such other securities requested to be included or such other method determined by the Company.

(g)          Any investment bank(s) that will serve as an underwriter with respect to such Demand Registration or, if such Demand Registration is not an Underwritten Offering, any investment bank engaged in connection therewith, shall be selected (i) by the Initial Shareholder, for so long as at least 30% of the outstanding Common Shares of the Company is owned by the Initial Shareholder or its Permitted Transferees, and thereafter (ii) by the Shareholder participating in such Demand Registration that holds (together with its Permitted Transferees) the highest number of Registrable Securities included in such Demand Registration.

Section 4.2           Piggyback Registrations.

(a)          Subject to the terms and conditions hereof, whenever the Company (i) proposes to register any of its equity securities under the Securities Act (other than a registration by the Company (x) on a registration statement on Form S-4, (y) on a registration statement on Form S-8 (or, in any of the cases of (x) or (y), on any successor forms thereto), or (z) pursuant to Section 4.1) or (ii) proposes to effect an Underwritten Offering of its own securities pursuant to an effective Shelf Registration Statement (other than an Underwritten Offering pursuant to Section 4.1 or Section 4.3) (each, a “Piggyback Registration”), whether for its own account or for the account of others, the Company shall give the Shareholders prompt written notice thereof (but not less than five business days prior to the filing by the Company with the Commission of any registration statement with respect thereto; provided that, for any Block Trade Offering, two business days’ notice shall be sufficient). Such notice (a “Piggyback Notice”) shall specify, at a minimum, the number of equity securities proposed to be registered, the proposed date of filing of such registration statement with the Commission, the proposed means of distribution and the proposed managing underwriter or underwriters (if any and if known). Upon the written request of any Person that on the date of such Piggyback Notice is a Shareholder, given within (A) one business day, in the case of any Block Trade Offering, or (B) three business days, in the case of any other offering, after such Piggyback Notice is received by such Person (any such Person, a “Piggyback Seller”) (which written request shall specify the number of Registrable Securities then presently intended to be disposed of by such Piggyback Seller), the Company, subject to the terms and conditions of this Agreement, shall use its commercially reasonable efforts to cause all such Registrable Securities held by Piggyback Sellers with respect to which the Company has received such written requests for inclusion to be included in such Piggyback Registration on the same terms and conditions as the Company’s equity securities being sold in such Piggyback Registration.

(b)          If, in connection with a Piggyback Registration, any managing underwriter (or, if such Piggyback Registration is not an Underwritten Offering, a nationally recognized investment bank selected by Shareholders holding a majority of the Registrable Securities included in such Piggyback Registration, reasonably acceptable to the Company, and whose fees and expenses shall be borne solely by the Company) advises the Company in writing that, in its opinion, the inclusion of all the equity securities sought to be included in such Piggyback Registration by (i) the Company, (ii) others who have sought to have equity securities of the Company registered in such Piggyback Registration pursuant to rights to demand (other than pursuant to so-called “piggyback” or other incidental or participation registration rights) such registration (such Persons being “Other Demanding Sellers”), (iii) the Piggyback Sellers and (iv) any other proposed sellers of equity securities of the Company (such Persons being “Other Proposed Sellers”), as the case may be, would adversely affect the marketability of the equity securities sought to be sold pursuant thereto, then the Company shall include in the registration statement applicable to such Piggyback Registration only such equity securities as the Company is so advised by such underwriter or investment bank can be sold without such an effect, as follows and in the following order of priority:

(i)          if the Piggyback Registration relates to an offering for the Company’s own account, then (A) first, such number of equity securities to be sold by the Company as the Company, in its reasonable judgment and acting in good faith and in accordance with sound financial practice, shall have determined, (B) second, Registrable Securities of Piggyback Sellers and securities sought to be registered by Other Demanding Sellers (if any), pro rata on the basis of the number of Common Shares held by such Piggyback Sellers and Other Demanding Sellers and (C) third, other equity securities held by any Other Proposed Sellers; or

(ii)          if the Piggyback Registration relates to an offering other than for the Company’s own account, then (A) first, such number of equity securities sought to be registered by each Other Demanding Seller and the Piggyback Sellers (if any), pro rata in proportion to the number of Common Shares held by all such Other Demanding Sellers and Piggyback Sellers and (B) second, other equity securities held by any Other Proposed Sellers or to be sold by the Company as determined by the Company and with such priorities among them as may from time to time be determined or agreed to by the Company.

(c)          In connection with any Underwritten Offering under this Section 4.2 for the Company’s account, the Company shall not be required to include a holder’s Registrable Securities in the Underwritten Offering unless such holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company; provided, that any applicable underwriting agreement includes only customary terms and conditions.

(d)          If, at any time after giving written notice of its intention to register any of its equity securities as set forth in this Section 4.2 and prior to the time the registration statement filed in connection with such Piggyback Registration is declared effective, the Company shall determine for any reason not to register such equity securities, the Company may, at its election, give written notice of such determination to each Shareholder and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned Piggyback Registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided herein); provided, that Shareholders may continue the registration as a Demand Registration pursuant to the terms of Section 4.1.

Section 4.3          Shelf Registration.

(a)          Subject to Section 4.3(e), and further subject to the availability of a Registration Statement on Form S-3 or a successor form, which may be a WKSI Shelf Registration Statement at any time the Company is eligible (“Form S-3”), the Initial Shareholder or any of its Permitted Transferees (in each case to the extent a Shareholder hereunder) may, by written notice delivered (which notice can be delivered at any time after the eleven month anniversary of the date hereof) to the Company (the “Shelf Notice”) require the Company to (A) file as promptly as practicable (but no later than 30 days after the date the Shelf Notice is delivered), and to use commercially reasonable efforts to cause to be declared effective by the Commission at the earliest possible date permitted under the rules and regulations of the Commission (but no later than 60 days after such filing date), a Form S-3, or (B) use an existing Form S-3 filed with the Commission, in each case providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (a “Shelf Registration Statement”) relating to the offer and sale, from time to time, of the number of Registrable Securities designated by the Initial Shareholder or its Permitted Transferee in the Shelf Notice (which, if the Company is a WKSI at the time of the Shelf Notice, may be an unspecified number of Registrable Securities) owned by the Initial Shareholder (or any of their Permitted Transferees), as the case may be, and any other Person that at the time of the Shelf Notice meets the definition of a Shareholder who elects to participate therein as provided in Section 4.3(b).

(b)         The Initial Shareholder and its Permitted Transferees shall be entitled to require the Company to file an unlimited number of Shelf Registration Statements until such time as the Shareholders, together, Beneficially Own less than a Registrable Amount.

(c)          Within five business days after receipt of a Shelf Notice pursuant to Section 4.3(a), the Company will deliver written notice thereof to each Shareholder. Each Shareholder may elect to participate in the Shelf Registration Statement by delivering to the Company a written request to so participate within two business days after receipt of such written notice.

(d)          Subject to Section 4.3(e), the Company will use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Shelf Registration Statement, or otherwise (the “Shelf Registration Effectiveness Period”).

(e)          Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time, by providing notice to the Shareholders who elected to participate in the Shelf Registration Statement, to require such Shareholders to suspend the use of the prospectus for sales of Registrable Securities under the Shelf Registration Statement for a reasonable period of time not to exceed 60 days in succession or 90 days in the aggregate in any 12 month period (a “Suspension Period”) if the Board determines in good faith and in its reasonable judgment that it is required to disclose in the Shelf Registration Statement a financing, acquisition, corporate reorganization or other similar transaction or other material event or circumstance affecting the Company or its securities, and that the disclosure of such information at such time would be detrimental to the Company or the holders of its equity interests. Immediately upon receipt of such notice, the Shareholders covered by the Shelf Registration Statement shall suspend the use of the prospectus until the requisite changes to the prospectus have been made as required below. Any Suspension Period shall terminate at such time as the public disclosure of such information is made. After the expiration of any Suspension Period and without any further request from a Shareholder, the Company shall as promptly as practicable prepare a post-effective amendment or supplement to the Shelf Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)           At any time, and from time-to-time, during the Shelf Registration Effectiveness Period (except during a Suspension Period), any Shareholder or any of its Permitted Transferees (in each case to the extent a Shareholder hereunder) may notify the Company of their intent to sell Registrable Securities covered by the Shelf Registration Statement (in whole or in part) in an Underwritten Offering (a “Shelf Underwritten Offering”); provided that the Company shall not be obligated to participate in more than four underwritten offerings during any twelve-month period. Such notice shall specify (x) the aggregate number of Registrable Securities requested to be registered in such Shelf Underwritten Offering and (y) the identity of the Shareholder(s) requesting such Shelf Underwritten Offering. Upon receipt by the Company of such notice, the Company shall promptly comply with the applicable provisions of this Agreement, including those provisions of Section 4.5 relating to the Company’s obligation to make filings with the Commission, assist in the preparation and filing with the Commission of prospectus supplements and amendments to the Shelf Registration Statement, participate in “road shows,” agree to customary “lock-up” agreements with respect to the Company’s securities and obtain “comfort” letters, and the Company shall take such other actions as necessary or appropriate to permit the consummation of such Shelf Underwritten Offering as promptly as practicable. Each Shelf Underwritten Offering shall be for the sale of a number of Registrable Securities equal to or greater than the Registrable Amount. In any Shelf Underwritten Offering, the Shareholders participating in such Shelf Underwritten Offering that hold a majority of the Registrable Securities included in such Shelf Underwritten Offering shall select the investment bank(s) and managers that will serve as lead or co-managing underwriters with respect to the offering of such Registrable Securities, which shall be reasonably acceptable to the Company.

Section 4.4          Withdrawal Rights. Any Shareholder having notified or directed the Company to include any or all of its Registrable Securities in a registration statement under the Securities Act shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated by it for registration by giving written notice to such effect to the Company prior to the effective date of such registration statement. In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be Registrable Securities for all purposes of this Agreement. No such withdrawal shall affect the obligations of the Company with respect to the Registrable Securities not so withdrawn; provided, however, that in the case of a Demand Registration, if such withdrawal shall reduce the number of Registrable Securities sought to be included in such registration below the Registrable Amount, then the Company shall as promptly as practicable give each holder of Registrable Securities sought to be registered notice to such effect and, within ten days following the mailing of such notice, such holder(s) of Registrable Securities still seeking registration shall, by written notice to the Company, elect to register additional Registrable Securities, when taken together with elections to register Registrable Securities by its Permitted Transferees, to satisfy the Registrable Amount or elect that such registration statement not be filed or, if theretofore filed, be withdrawn. During such ten day period, the Company shall not file such registration statement if not theretofore filed or, if such registration statement has been theretofore filed, the Company shall not seek, and shall use commercially reasonable efforts to prevent, the effectiveness thereof.

Section 4.5           Registration Procedures.

(a)          If and whenever the Company is required to use commercially reasonable efforts to effect the registration of any Registrable Securities under the Securities Act or an Underwritten Offering as provided in Section 4.1, Section 4.2 and Section 4.3, the Company shall as promptly as practicable (in each case, to the extent applicable):

(i)          prepare and file with the Commission a registration statement to effect such registration, cause such registration statement to become effective at the earliest possible date permitted under the rules and regulations of the Commission, and thereafter use commercially reasonable efforts to cause such registration statement to remain effective pursuant to the terms of this Agreement; provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto; provided, further that before filing such registration statement or any amendments thereto, the Company will (A) furnish to the counsel selected by the holders of Registrable Securities which are to be included in such registration (“Selling Holders”) copies of all such documents proposed to be filed, (B) provide each such Selling Holder and their counsel the opportunity to object to any information pertaining to such Selling Holder or its plan of distribution that is contained in the registration statement (it being understood that each Selling Holder and counsel to such Selling Holder will conduct their review and provide any comments promptly) and (C) make any changes reasonably requested by such Selling Holder or their counsel with respect to such information;

(ii)          prepare and file with the Commission such amendments (including post-effective amendments) and supplements and “stickers” to such registration statement and the prospectus used in connection therewith and any Exchange Act reports incorporated by reference therein as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the Selling Holder(s) set forth in such registration statement or (i) in the case of a Demand Registration pursuant to Section 4.1, the expiration of 90 days after such registration statement becomes effective or (ii) in the case of a Piggyback Registration pursuant to Section 4.2, the expiration of 90 days after such registration statement becomes effective or (iii) in the case of a Shelf Registration pursuant to Section 4.3, the Shelf Registration Effectiveness Period;

(iii)          furnish to each Selling Holder and each underwriter, if any, of the securities being sold by such Selling Holder such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits or documents incorporated by reference therein), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and any Issuer Free Writing Prospectus and such other documents as such Selling Holder and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such Selling Holder;

(iv)          use commercially reasonable efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities laws or blue sky laws of such jurisdictions as any Selling Holder and any underwriter of the securities being sold by such Selling Holder shall reasonably request, and take any other action which may be reasonably necessary or advisable to enable such Selling Holder and underwriter to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Holder, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (iv) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to file a general consent to service of process in any such jurisdiction;

(v)          use best efforts to cause such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if no such securities are so listed, use commercially reasonable efforts to cause such Registrable Securities to be listed on the NASDAQ or the New York Stock Exchange;

(vi)          use commercially reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Selling Holder(s) thereof to consummate the disposition of such Registrable Securities;

(vii)          in connection with an Underwritten Offering, obtain for each Selling Holder and underwriter:

(1)          an opinion of counsel for the Company, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Selling Holder and underwriters, and

(2)           a “comfort” letter (or, in the case of any such Person which does not satisfy the conditions for receipt of a “comfort” letter specified in AU Section 634 of the AICPA Professional Standards, an “agreed upon procedures” letter) signed by the independent registered public accountants who have certified the Company’s financial statements included in such registration statement (and, if necessary, any other independent registered public accountant of any Subsidiary of the Company or any business acquired by the Company from which financial statements and financial data are, or are required to be, included in the registration statement);

(viii)         promptly make available for inspection by any Selling Holder, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by any such Selling Holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable such Selling Holder or underwriter to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement promptly; provided, however, that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this subparagraph (viii) if (i) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (ii) either (A) the Company has requested and been granted from the Commission confidential treatment of such information contained in any filing with the Commission or documents provided supplementally or otherwise or (B) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing unless prior to furnishing any such information with respect to (i) or (ii) such holder of Registrable Securities requesting such information agrees, and causes each of its Inspectors, to enter into a confidentiality agreement on terms reasonably acceptable to the Company; and provided, further, that each Holder of Registrable Securities agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;

(ix)           promptly notify in writing each Selling Holder and the underwriters, if any, of the following events:

(1)          the filing of the registration statement, the prospectus or any prospectus supplement related thereto, any Issuer Free Writing Prospectus or post-effective amendment to the registration statement, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;

(2)          any request by the Commission or any other Governmental Entity for amendments or supplements to the registration statement or the prospectus or for additional information;

(3)          the issuance by the Commission or any other Governmental Entity of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose;

(4)          when any Issuer Free Writing Prospectus includes information that may conflict with the information contained in the registration statement; and

(5)          the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

(x)            notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, at the request of any Selling Holder, promptly prepare and furnish to such Selling Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(xi)           use every reasonable best effort to obtain the withdrawal of any order suspending the effectiveness of such registration statement;

(xii)          otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to Selling Holders, as promptly as practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first day of the Company’s first full quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(xiii)          use its reasonable best efforts to assist Shareholders who made a request to the Company to provide for a third party “market maker” for the Class A Shares; provided, however, that the Company shall not be required to serve as such “market maker”;

(xiv)          cooperate with any Selling Holder and any underwriter and the managing underwriter to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law), if necessary or appropriate, representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or such Selling Holder may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates as necessary or appropriate;

(xv)          have appropriate officers of the Company prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, and other information meetings organized by the underwriters, take other actions to obtain ratings for any Registrable Securities (if they are eligible to be rated) and otherwise use its reasonable best efforts to cooperate as reasonably requested by the Selling Holders and the underwriters in the offering, marketing or selling of the Registrable Securities;

(xvi)          have appropriate officers of the Company, and cause representatives of the Company’s independent registered public accountants, to participate in any due diligence discussions reasonably requested by any Selling Holder or any underwriter;

(xvii)         if requested by any underwriter, agree, and cause the Company and any directors or officers of the Company to agree, to be bound by customary “lock-up” agreements restricting the ability to dispose of Company Securities;

(xviii)        if requested by any Selling Holders or any underwriter, promptly incorporate in the registration statement or any prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Selling Holders may reasonably request to have included therein, including information relating to the “Plan of Distribution” of the Registrable Securities;

(xix)          cooperate and assist in any filings required to be made with the FINRA and in the performance of any due diligence investigation by any underwriter that is required to be undertaken in accordance with the rules and regulations of the FINRA;

(xx)           otherwise use reasonable best efforts to cooperate as reasonably requested by the Selling Holders and the underwriters in the offering, marketing or selling of the Registrable Securities;

(xxi)          otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and all reporting requirements under the rules and regulations of the Exchange Act; and

(xxii)          use reasonable best efforts to take any action requested by the Selling Holders, including any action described in clauses (i) through (xxi) above to prepare for and facilitate any “over-night deal,” Block Trade Offering or other proposed sale of Registrable Securities over a limited timeframe.

The Company may require each Selling Holder and each underwriter, if any, to furnish the Company in writing such information regarding each Selling Holder or underwriter and the distribution of such Registrable Securities as the Company may from time to time reasonably request to complete or amend the information required by such registration statement.

(b)          Without limiting any of the foregoing, in the event that the offering of Registrable Securities is to be made by or through an underwriter, the Company shall enter into an underwriting agreement with a managing underwriter or underwriters containing representations, warranties, indemnities and agreements customarily included (but not inconsistent with the covenants and agreements of the Company contained herein) by an issuer of common stock in underwriting agreements with respect to offerings of common stock for the account of, or on behalf of, such issuers. No Selling Holder shall be required to make any representations, warranties, indemnities or agreements with the Company or the underwriters other than the representations, warranties, indemnities and agreements regarding such Selling Holder, its ownership of the Registrable Securities being registered on its behalf, its intended method of distribution and any other representations, warranties, indemnities and agreements required by law.

(c)          In connection with any offering of Registrable Securities registered pursuant to this Agreement, the Company shall furnish to the underwriter, if any (or, if no underwriter, the Selling Holder), unlegended certificates representing ownership of the Registrable Securities being sold (unless, in the Company’s sole discretion, such Registrable Securities are to be issued in uncertificated form pursuant to the customary arrangements for issuing shares in such form), in such denominations as requested and instruct any transfer agent and registrar of the Registrable Securities to release any stop transfer order with respect thereto.

(d)          Each Selling Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.5(a)(ix), such Selling Holder shall forthwith discontinue such Selling Holder’s disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.5(a)(ix) and, if so directed by the Company, deliver to the Company, at the Company’s expense, all copies, other than permanent file copies, then in such Selling Holder’s possession of the prospectus current at the time of receipt of such notice relating to such Registrable Securities. In the event the Company shall give such notice, any applicable 60 day period during which such registration statement must remain effective pursuant to this Agreement shall be extended by the number of days during the period from the date of giving of a notice regarding the happening of an event of the kind described in Section 4.5(a)(ix) to the date when all such Selling Holders shall receive such a supplemented or amended prospectus and such prospectus shall have been filed with the Commission.

Section 4.6           Registration Expenses.

(a)          All expenses incident to the Company’s performance of, or compliance with, its obligations under this Agreement including (i)(A) all registration and filing fees, all fees and expenses of compliance with securities and “blue sky” laws, (B) all fees and expenses associated with filings required to be made with FINRA (including, if applicable, the fees and expenses of any “qualified independent underwriter” as such term is defined in FINRA Rule 5121(f)(12)), (C) all fees and expenses of compliance with securities and “blue sky” laws, (D) all printing (including expenses of printing certificates, if any, for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses and Issuer Free Writing Prospectuses if the printing of such prospectuses is requested by a holder of Registrable Securities) and copying expenses, (E) all messenger and delivery expenses, (F) all fees and expenses of the Company’s independent certified public accountants and counsel (including with respect to “comfort” letters, “agreed-upon procedures” letters and opinions), (G) fees and expenses of one firm of counsel to the Shareholders selling in such registration (which firm shall be selected by the Shareholders selling in such registration that hold a majority of the Registrable Securities included in such registration), (H) except as provided in clause (ii) below, the fees and expenses (including underwriting discounts and commissions and transfer taxes) of every nationally recognized investment bank engaged in connection with a Demand Registration or a Piggyback Registration that is not an Underwritten Offering (collectively, the “Registration Expenses”) and (ii) any expenses described in clauses (i)(A) through (H) above incurred in connection with the marketing and sale of Registrable Securities (“Offering Expenses”) shall be borne by the Company, regardless of whether a registration is effected, marketing is commenced or sale is made. The Company will pay its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit and the expense of any liability insurance) and the expenses and fees for listing the securities to be registered on each securities exchange and included in each established over-the-counter market on which similar securities issued by the Company are then listed or traded.

(b)          Each Selling Holder shall pay its portion of all underwriting discounts and commissions and transfer taxes, if any, relating to the sale of such Selling Holder’s Registrable Securities pursuant to any registration.

Section 4.7           10b5-1 Plans. Subject to the expiration of any applicable lock-up periods, upon the request of any Shareholder to establish a written plan for trading Class A Shares in compliance with Rule 10b5-1(c) of the Exchange Act (a “10b5-1 Plan”), the Company shall use commercially reasonable efforts to assist such Shareholder in establishing a 10b5-1 Plan.

ARTICLE V

ASSISTANCE IN THE SALE OF THE INITIAL SHAREHOLDER’S SHARES

Section 5.1           Share Sale. If any Shareholder seeks to sell its Class A Shares other than pursuant to a registration statement (a “Share Sale”), the Company shall cooperate with and provide all assistance reasonably requested by such Shareholder in connection with such Share Sale, including:

(a)          hiring legal counsel, regulatory counsel, accountants and other advisors selected by the Company and reasonably acceptable to such Shareholder to act on behalf of the Company in connection with a Share Sale;

(b)          cooperating with any prospective purchaser, and any investment bank engaged by any prospective purchaser, in the evaluation of the Share Sale;

(c)          facilitating the due diligence process in respect of any Share Sale including (i) establishing and maintaining an online “data room,” (ii) providing access to the Company’s books and records and any other information and copies of documents reasonably requested by any prospective purchaser pursuant to customary confidentiality agreements and (iii) making members of senior management available to meet with any prospective purchaser as reasonably requested by such prospective purchaser;

(d)          providing any financial statements, including financial statements audited or reviewed by the Company’s auditors, or other financial information reasonably requested by such Shareholder, any prospective purchaser or such prospective purchaser’s financing sources;

(e)          following the decision by the Board to abandon the exploration of any sales process for the entire Company, (i) providing such Shareholder, upon request, with the names and contact information for each prospective purchaser in connection with such sale process and otherwise reasonably cooperating with such Shareholder to facilitate communications with any such prospective purchaser, and (ii) for the avoidance of doubt, providing any such prospective purchaser with all information the Company is otherwise required to provide pursuant to Section 5.1(c) and Section 5.1(d);

(f)          providing customary representations, warranties, covenants, agreements, indemnities, holdbacks and escrow arrangements relating to the Share Sale, as applicable;

(g)          filing any required applications, reports, returns and other documents or instruments with any Governmental Entity;

(h)          executing, acknowledging and delivering any required certificates, agreements, consents, assignments, waivers and other documents or instruments; and

(i)          using reasonable best efforts to obtain any required third party consents.

Section 5.2          Further Assurances. The Company shall take or cause to be taken all such actions as may be reasonably necessary or reasonably desirable in order to expeditiously consummate any Share Sale and any related transactions reasonably requested by any Shareholder.

Section 5.3          Expenses. Whether or not a Share Sale is consummated, the Company shall pay for (a) all fees and expenses incurred by the Company in connection with the pursuit of a Share Sale, including the fees and expenses of the Company’s legal advisors, regulatory counsel and accountants, and (b) all fees and expenses of counsel representing the Shareholder.

ARTICLE VI

INDEMNIFICATION

Section 6.1          General Indemnification. The Company agrees to indemnify and hold harmless each Shareholder and each of the officers, directors, employees, members, managers, partners and agents or Affiliates of each Shareholder against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (collectively, the “Losses”), in each case, based on, arising out of, resulting from or in connection with any claim, action, cause of action, suit, proceeding or investigation, whether civil, criminal, administrative, investigative or other (collectively, “Actions”), based on, arising out of, pertaining to or in connection with (i) the ownership or the operation of the assets or properties, and the operation or conduct of the business of, including contracts entered into by, the Company, whether before, on or after the date hereof (ii) any other activity that the Company or its Subsidiaries engages in and (iii) any untrue statement or alleged untrue statement of a material fact contained in any Filing or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, other than misstatements or omissions made in reliance on information relating to and furnished by any Shareholder in writing expressly for use in the preparation of such Filing. The indemnity agreement contained in this Section 6.1 shall be applicable whether or not any Action or the facts or transactions giving rise to such Action arose prior to, on or subsequent to the date of this Agreement.

Section 6.2          Registration Statement Indemnification.

(a)        The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Selling Holder, its officers, directors, employees, managers, members, partners and Affiliates, such Selling Holder or such other indemnified Person from and against all Losses caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, any Issuer Free Writing Prospectus, any prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as the same are caused by any information furnished in writing to the Company by such Selling Holder expressly for use therein. In connection with an Underwritten Offering and without limiting any of the Company’s other obligations under this Agreement, the Company shall also indemnify such underwriters, their officers, directors, employees and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such underwriters or such other indemnified Person to the same extent as provided above with respect to the indemnification (and exceptions thereto) of the holders of Registrable Securities being sold. Reimbursements payable pursuant to the indemnification contemplated by this Section 6.2(a) will be made by periodic payments during the course of any investigation or defense, as and when bills are received or expenses incurred.

(b)          In connection with any registration statement in which a holder of Registrable Securities is participating, each such Selling Holder will furnish to the Company in writing information regarding such Selling Holder’s ownership of Registrable Securities and its intended method of distribution thereof and, to the extent permitted by law, shall, severally and not jointly, indemnify the Company, its directors, officers, employees and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company or such other indemnified Person against all Losses caused by any untrue statement of material fact contained in the registration statement, any Issuer Free Writing Prospectus, any prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or omission is caused by and contained in such information so furnished in writing by such Selling Holder expressly for use therein; provided, however, that each Selling Holder’s obligation to indemnify the Company hereunder shall, to the extent more than one Selling Holder is subject to the same indemnification obligation, be apportioned between each Selling Holder based upon the net amount received by each Selling Holder from the sale of Registrable Securities, as compared to the total net amount received by all of the Selling Holders of Registrable Securities sold pursuant to such registration statement. Notwithstanding the foregoing, no Selling Holder shall be liable to the Company for amounts in excess of the lesser of (i) such apportionment and (ii) the net amount received by such holder in the offering giving rise to such liability.

Section 6.3          Contribution.

(a)          If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons. In determining the amount of contribution to which the respective Persons are entitled, there shall be considered the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, no Selling Holder or transferee thereof shall be required to make a contribution in excess of the net amount received by such holder from its sale of Registrable Securities in connection with the offering that gave rise to the contribution obligation.

Section 6.4          Procedure.

(a)         Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been materially prejudiced by such failure to provide such notice on a timely basis.

(b)          In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or is reasonably likely to be prejudiced by such delay, in either event the indemnified party shall be promptly reimbursed by the indemnifying party for the expenses incurred in connection with retaining separate legal counsel).The indemnifying party shall lose its right to defend, contest, litigate and settle a matter if it shall fail to diligently contest such matter (except to the extent settled in accordance with the next following sentence).

Section 6.5          Other Matters.

(a)          An indemnifying party shall not be liable for any settlement of an Action effected without its consent. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Action.

(b)          Any Losses for which an indemnified party is entitled to indemnification or contribution under this Article VI shall be paid by the indemnifying party to the indemnified party as such Losses are incurred. The indemnity and contribution agreements contained in this Article VI shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Indemnitee, the Company, its directors or officers, or any person controlling the Company, and (ii) any termination of this Agreement.

(c)          The parties hereto shall, and shall cause their respective Subsidiaries to, cooperate with each other in a reasonable manner with respect to access to unprivileged information and similar matters in connection with any Action. The provisions of this Article VI are for the benefit of, and are intended to create third party beneficiary rights in favor of, each of the indemnified parties referred to herein.

(d)          Not less than three days before the expected filing date of each registration statement pursuant to this Agreement, the Company shall notify each Shareholder who has timely provided the requisite notice hereunder entitling the Shareholder to register Registrable Securities in such registration statement of the information, documents and instruments from such Shareholder that the Company or any underwriter reasonably requests in connection with such registration statement, including, but not limited to a questionnaire, custody agreement, power of attorney, lock-up letter and underwriting agreement (the “Requested Information”). If the Company has not received, on or before the day before the expected filing date, the Requested Information from such Shareholder, the Company may file the Registration Statement without including Registrable Securities of such Shareholder. The failure to so include in any registration statement the Registrable Securities of a Shareholder (with regard to that registration statement) shall not in and of itself result in any liability on the part of the Company to such Shareholder.

ARTICLE VII

MISCELLANEOUS

Section 7.1          Headings. The headings in this Agreement are for convenience of reference only and shall not control or effect the meaning or construction of any provisions hereof.

Section 7.2          Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants, conditions or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.

Section 7.3          Further Actions; Cooperation. Each of the Shareholders agrees to use its reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to give effect to the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each of the Shareholders (i) acknowledges that such Shareholder will, if required, prepare and file with the Commission filings under the Exchange Act, including under Section 13(d) of the Exchange Act, relating to its Beneficial Ownership of the Shares and (ii) agrees to use its reasonable efforts to assist and cooperate with the other parties in promptly preparing, reviewing and executing any such filings required to be made under the Exchange Act, including any amendments thereto.

Section 7.4          Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by facsimile, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated on the signature pages of this Agreement or in writing by such party to the other parties:

If to the Initial Shareholder, to:

New Fortress Energy Holdings LLC
111 W. 19th Street, 8th Floor
New York, New York 10011
Email:      cmacdougall@fortress.com
Attn:       Cameron D. MacDougall

with a copy (which shall not constitute notice) to:

Vinson & Elkins L.L.P.
1001 Fannin, Suite 2500
Houston, Texas 77002
Email:    doelman@velaw.com
rlayne@velaw.com
Attn:      David Palmer Oelman
E. Ramey Layne

If to Wesley R. Edens, to:

c/o New Fortress Energy Holdings LLC
111 W. 19th Street, 8th Floor
New York, New York 10011
Attn:      Wesley R. Edens

If to Randal A. Nardone, to:

c/o New Fortress Energy Holdings LLC
111 W. 19th Street, 8th Floor
New York, New York 10011
Attn:      Randal A. Nardone

If to the Company, to:

New Fortress Energy LLC
111 W. 19th Street, 8th Floor
New York, New York 10011
Email:     cmacdougall@fortress.com
Attn:      Cameron D. MacDougall

If to a Shareholder that is not listed above, then to the address set forth in the written agreement of such Shareholder provided for in Section 2.1 hereof.

All such notices, requests, consents and other communications shall be deemed to have been given or made if and when received (including by overnight courier) by the parties at the above addresses or sent by email, facsimile, with confirmation received, to the email addresses or facsimile numbers specified above (or at such other address or facsimile number for a party as shall be specified by like notice). Any notice delivered by any party hereto to any other party hereto shall also be delivered to each other party hereto simultaneously with delivery to the first party receiving such notice.

Section 7.5          Applicable Law. The substantive laws of the State of New York shall govern the interpretation, validity and performance of the terms of this Agreement, without regard to conflicts of law doctrines.

Section 7.6          Severability. The provisions of this Agreement are independent of and separable from each other. The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement, including any such provisions, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law. The parties hereto shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision, as applicable.

Section 7.7          Successors and Assigns. Except as otherwise provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto. No Shareholder may assign any of its rights hereunder to any Person other than a Permitted Transferee. Each Permitted Transferee of any Shareholder shall be subject to all of the terms of this Agreement, and by taking and holding such shares such Person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement; provided, however, no transfer of rights permitted hereunder shall be binding upon or obligate the Company unless and until (i) if required under Section 2.1 hereof, the Company shall have received written notice of such transfer and the joinder of the transferee provided for in Section 2.1 hereof, and (ii) such transferee can establish Beneficial Ownership or ownership of record of a Registrable Amount (whether individually or together with its Affiliates that are Shareholders or transferees of Shareholders and, if applicable, its other Permitted Transferees that are Shareholders or transferees of Shareholders). The Company may not assign any of its rights or obligations hereunder without the prior written consent of each of the Shareholders, and any assignment attempted or effected without obtaining such required consent shall be null and void. Notwithstanding the foregoing, no successor or assignee of the Company shall have any rights granted under this Agreement until such Person shall acknowledge its rights and obligations hereunder by a signed written statement of such Person’s acceptance of such rights and obligations.

Section 7.8          Amendments. This Agreement may not be amended, modified or supplemented unless such amendment, modification or supplement is in writing and signed by each of the Shareholders and the Company.

Section 7.9          Waiver. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in a writing signed by the party against whom the waiver is to be effective, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

Section 7.10          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

Section 7.11          Submission To Jurisdiction. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND ANY ACTION FOR ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND THE APPELLATE COURTS THEREOF. EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT THE ADDRESS FOR NOTICES SET FORTH HEREIN. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE PARTIES HERETO WAIVE THEIR RIGHT TO A JURY TRIAL WITH RESPECT TO DISPUTES HEREUNDER.

Section 7.12          Injunctive Relief. Each party hereto acknowledges and agrees that a violation of any of the terms of this Agreement will cause the other parties irreparable injury for which an adequate remedy at law is not available. Therefore, the Shareholders agree that each party shall be entitled to, an injunction, restraining order, specific performance or other equitable relief from any court of competent jurisdiction, restraining any party from committing any violations of the provisions of this Agreement, without the need to post a bond or prove the inadequacy of monetary damages.

Section 7.13          Recapitalizations, Exchanges, Etc. Affecting the Common Shares; New Issuance. The provisions of this Agreement shall apply, to the full extent set forth herein, with respect to Company Securities and to any and all equity or debt securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, or otherwise) which may be issued in respect of, in exchange for, or in substitution of, such Company Securities and shall be appropriately adjusted for any share dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof.

Section 7.14          Termination. Upon the mutual consent of all of the parties hereto or, with respect to each Shareholder, at such earlier time as such Shareholder and its Affiliates and Permitted Transferees ceases to Beneficially Own a Registrable Amount, the terms of this Agreement shall terminate, and be of no further force and effect; provided, however, that the following shall survive the termination of this Agreement: (i) the provisions of Section 4.2 (which shall terminate, and be of no further force and effect, with respect to each Shareholder, at such time as such Shareholder and its Affiliates and Permitted Transferees ceases to Beneficially Own a Registrable Amount), Section 4.6, Article VI, Section 7.5, Section 7.11, this Section 7.14 and Section 7.15; (ii) the rights with respect to the breach of any provision hereof by the Company and (iii) any registration rights vested or obligations accrued as of the date of termination of this Agreement to the extent, in the case of registration rights so vested, if such Shareholder ceases to meet the definition of a Shareholder under this Agreement subsequent to the vesting of such registration rights as a result of action taken by the Company.

Section 7.15          No Third Party Beneficiaries. Nothing in this Agreement, whether express or implied, shall be construed to give any Person, other than the parties hereto or their respective successors and permitted assigns, any legal or equitable right, remedy, claim or benefit under or in respect of this Agreement.

Section 7.16          Rule 144. The Company covenants and agrees that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if it is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information so long as necessary to permit sales in compliance with Rule 144 under the Securities Act), and it will take such further reasonable action, to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule 144 may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the reasonable request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such information and filing requirements.

Section 7.17          Information. The Company covenants and agrees that for so long as the Shareholders, together, have Beneficial Ownership of at least 1% of the Voting Power of the Company, it will provide or cause to be provided to persons affiliated with the Initial Shareholder who are covered by applicable Initial Shareholder confidentiality policies, any and all information about the Company and its operations requested by the Initial Shareholder.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly as of the date first above written.

NEW FORTRESS ENERGY LLC

By:	/s/ Christopher S. Guinta
Name: Christopher S. Guinta
Title: Chief Financial Officer

NEW FORTRESS ENERGY HOLDINGS LLC

By:	/s/ Cameron D. MacDougall
Name: Cameron D. MacDougall
Title: Authorized Signatory

/s/ Wesley R. Edens
Name: Wesley R. Edens

/s/ Randal A. Nardone
Name: Randal A. Nardone

[SIGNATURE PAGE TO SHAREHOLDERS’ AGREEMENT]